UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  April 2, 2026
FINWISE BANCORP
(Exact name of registrant as specified in its charter)

Utah	001-40721	83-0356689
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

756 East Winchester St., Suite 100		84107
Murray,	Utah
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code:  (801) 501-7200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	FINW	The NASDAQ Stock Market LLC

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
Departure of Chief Executive Officer
On April 6, 2026, Kent Landvatter ceased to serve as Chief Executive Officer of FinWise Bancorp (“the Company”) but will retain the role as Executive Chairman of the Company and FinWise Bank, a wholly owned subsidiary of the Company (the “Bank”). In his capacity as Executive Chairman, Mr. Landvatter will remain an employee of the Company with no change to his existing compensation arrangements.
(c)
Appointment of New Chief Executive Officer
Effective April 6, 2026, Jim Noone was appointed to the position of Chief Executive Officer of the Company. Mr. Noone will also continue to serve as President and Chief Executive Officer of the Bank.
Mr. Noone, 47, joined the Bank in February 2018 and was named Executive Vice President and Chief Credit Officer in June 2018 becoming Chief Strategy Officer in November 2022 and President of the Bank in March 2023. He was named as Chief Executive Officer of the Bank in March 2025. Mr. Noone has over 20 years of financial services experience including commercial and investment banking as well as private equity. Prior to joining the Bank, Mr. Noone served as Executive Vice President of Prudent Lenders, an SBA service provider from 2012 to 2018.Mr. Noone is not party to any related party transactions for which disclosure would be required pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Noone and any director or executive officer of the Company. In connection with his appointment as Chief Executive Officer of the Company, there are no new or amended compensatory arrangements with Mr. Noone.
Item 7.01    Regulation FD Disclosure.
On April 8, 2026, the Company announced the appointment of Jim Noone to the position of Chief Executive Officer of the Company and that Kent Landvatter would cease to serve as Chief Executive Officer of the Company, but will retain the role as Executive Chairman of the Company and the Bank.
A copy of the Company’s press release announcing these changes is furnished as Exhibit 99.1 to this Form 8-K.
The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.
Item 9.01    Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description

99.1	Press Release dated April 8, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FinWise Bancorp has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: April 8, 2026	FINWISE BANCORP

/s/ Robert Wahlman
Name: Robert Wahlman
Title: Chief Financial Officer and Executive Vice President